Exhibit 10.1

NOTE PURCHASE AGREEMENT

Among

XPLORE TECHNOLOGIES CORP.

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

and

THE PURCHASERS

Dated February 27, 2009

TABLE OF CONTENTS

1.	Purchase and Sale of the Notes and the Warrants		2

	1.1	Authorization of Issuance of the Notes and the Warrants	2
	1.2	Purchase and Sale of Initial Closing Notes and Initial Closing Warrants	2
	1.3	Purchase and Sale of Additional Notes and Additional Warrants	2
	1.4	Use of Proceeds	2
	1.5	Initial Closing	2
	1.6	Subsequent Closings	3

2.	Term of the Notes; Security for the Notes; Subordination; Priority		3

	2.1	General	3
	2.2	Security	3
	2.3	Subordination	4
	2.4	Pari Passu with Fall 2008 Notes	4

3.	Representations and Warranties of the Borrowers		4

	3.1	Organization and Qualification	4
	3.2	Certificate of Incorporation and Bylaws	4
	3.3	Corporate Power and Authority	4
	3.4	Capitalization	5
	3.5	Authorization	5
	3.6	Title to Properties and Assets; Leases; Insurance	5
	3.7	Related-Party Transactions	6
	3.8	Permits; Compliance with Applicable Laws	6
	3.9	Proprietary Rights	6
	3.10	Material Contracts	7
	3.11	Absence of Undisclosed Liabilities	7
	3.12	Absence of Conflicts	7
	3.13	Litigation	8
	3.14	Consents	8
	3.15	Labor Relations; Employees	8
	3.16	Employee Benefit Plans	8
	3.17	Tax Returns, Payments and Elections	8
	3.18	Brokers or Finders	9
	3.19	Offering Exemption	9
	3.20	Environmental Matters	9
	3.21	Offering of Purchased Shares and Warrants	10
	3.22	SEC Reports; Disclosure	10
	3.23	Financial Statements	10
	3.24	Suppliers and Customers	11

4.	Representations and Warranties of the Purchasers		11

	4.1	Organization and Qualification	11

i

	4.2	Power and Authority	11
	4.3	Authorization	11
	4.4	Purchase Entirely for Own Account	12
	4.5	Disclosure of Information	12
	4.6	Investment Experience	12
	4.7	Accredited Investor	12
	4.8	Restricted Securities; Legends	12
	4.9	No General Solicitation	13
	4.10	Absence of Conflicts	13
	4.11	Brokers or Finders	13

5.	Conditions of the Parties		13

	5.1	Conditions of Purchasers’ Obligations at any Closing	13
	5.2	Conditions of Initial Purchasers’ Obligations at the Initial Closing	14
	5.3	Conditions of Additional Purchasers’ Obligations at any Subsequent Closing	15
	5.4	Conditions of Borrowers’ Obligations at any Closing	15

6.	Events of Default and Remedies		16

	6.1	Events of Default	16
	6.2	Exercise of Remedies	18
	6.3	Waiver of Defaults	18

7.	Debt Covenants		18

	7.1	General	18

8.	Indemnification		18

	8.1	General Indemnification	18
	8.2	Indemnification Principles	18
	8.3	Claim Notice; Right to Defend	19

9.	Certain Definitions		19

10.	[RESERVED]		24

11.	Miscellaneous		24

	11.1	Survival of Representations and Warranties	24
	11.2	Successors and Assigns	24
	11.3	Governing Law	24
	11.4	Counterparts	24
	11.5	Titles and Subtitles	24
	11.6	Notices	24
	11.7	Expenses	25
	11.8	Consents, Amendments and Waivers	25
	11.9	Severability	25

11.10	Entire Agreement	25
11.11	Delays or Omissions	26
11.12	Facsimile and E-Mail Signatures	26
11.13	Other Remedies	26
11.14	Further Assurances	26
11.15	Exchanges; Lost, Stolen or Mutilated Notes and Warrants	26
11.16	Termination	27
11.17	Pro Rata	27
11.18	Appointment and Authorization of Phoenix Venture Fund LLC as Agent	27

Exhibit & Schedules List

Exhibit A	-	Form of Note
Exhibit B	-	Form of Warrant
Exhibit C	-	Form of Amendment No. 1 to the Security Agreement
Exhibit D	-	Form of Subordination Agreement
Exhibit E	-	Debt Covenants

Schedule I		List of Initial Purchasers
Schedule II		List of Additional Purchasers

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made on the 27th day of February, 2009, by and among Xplore Technologies Corp., a Delaware corporation (the “Parent”), Xplore Technologies Corporation of America, a Delaware corporation and wholly-owned subsidiary of the Parent (the “Subsidiary” and collectively with the Parent, the “Borrowers”), and the purchasers listed on Schedule I hereto, each of which is herein referred to as an “Initial Purchaser” and the purchasers listed from time to time on Schedule II hereto, each of which is herein referred to as an “Additional Purchaser”, and collectively, as the “Purchasers”.

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth herein, the Borrowers desire to issue and sell to the Initial Purchasers on the Initial Closing Date (i) secured subordinated promissory notes in the aggregate principal amount of not greater than $1,500,000 maturing on the Maturity Date (each, an “Initial Closing Note” and, collectively, the “Initial Closing Notes”) and (ii) warrants to purchase up to such number of shares of Common Stock as determined by dividing (x) 100% of the aggregate principal amount of the Initial Closing Notes purchased by such Initial Purchasers, by (y) the Warrant Exercise Price (each, an “Initial Closing Warrant” and, collectively, the “Initial Closing Warrants”), and the Initial Purchasers shall purchase the Initial Closing Notes and the Initial Closing Warrants from the Borrowers on the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions set forth herein, the Borrowers desire to issue and sell to the Additional Purchasers on any Subsequent Closing Date (i) secured subordinated promissory notes in the aggregate principal amount which together with the aggregate principal amount of the Initial Closing Notes does not exceed $1,500,000 maturing on the Maturity Date (each, an “Additional Note” and, collectively, the “Additional Notes” and, together with the Initial Closing Notes, the “Notes”) and (ii) warrants to purchase such number of shares of Common Stock as determined by dividing (x) 100% of the aggregate principal amount of the Additional Notes purchased by such Additional Purchasers, by (y) the Warrant Exercise Price (each, an “Additional Warrant” and, collectively, the “Additional  Warrants” and together with the Initial Closing Warrants, the “Warrants”), and such Additional Purchasers shall purchase such Additional Notes and such Additional Warrants from the Borrowers on the terms and conditions set forth herein; and

WHEREAS, the board of directors of each of the Parent and of the Subsidiary has approved the execution and delivery of this Agreement, all ancillary agreements related hereto, and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       Purchase and Sale of the Notes and the Warrants.

1.1                                 Authorization of Issuance of the Notes and the Warrants.

(a)                                  Subject to the terms and conditions of this Agreement, on or prior to the Initial Closing Date, the Borrowers shall have authorized the issuance and sale to the Initial Purchasers of (i) the Initial Closing Notes, in the form attached hereto as Exhibit A, and (ii) the Initial Closing Warrants, in the form attached hereto as Exhibit B.

(b)                                 Subject to the terms and conditions of this Agreement, on or prior to any Subsequent Closing Date, the Borrowers shall have authorized the issuance and sale to the Additional Purchasers of (i) all Additional Notes to be issued at any Subsequent Closing in the form attached hereto as Exhibit A, and (ii) the Additional Warrants, in the form attached hereto as Exhibit B.

1.2                                 Purchase and Sale of Initial Closing Notes and Initial Closing Warrants.   Subject to the terms and conditions of this Agreement, each Initial Purchaser, severally and not jointly, agrees to purchase at the Initial Closing, and the Borrowers agree to issue and sell to each such Initial Purchaser at the Initial Closing (i) an Initial Closing Note, dated as of the Initial Closing Date in the original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto and (ii) Initial Closing Warrants for such shares of Common Stock as set forth opposite such Initial Purchaser’s name under the heading “Number of Initial Closing Warrant Shares” on Schedule I hereto, in exchange for the amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto.

1.3                                 Purchase and Sale of Additional Notes and Additional Warrants.  At any time and from time to time, but in no event later than ninety (90) days after the Initial Closing Date, one or more Additional Purchasers may purchase at one or more Subsequent Closings, (i) Additional Notes, the aggregate purchase price of which, together with the aggregate purchase price of the Initial Closing Notes, shall not exceed $1,500,000 and (ii) Additional Warrants for the number of shares of Common Stock as determined by dividing (x) 100% of the principal amount of such Additional Notes purchased by such Additional Purchasers by the Warrant Exercise Price. Schedule II attached hereto shall be amended from time to time concurrent with each Subsequent Closing to include the names of the Additional Purchasers purchasing Additional Notes and Additional Warrants at such Subsequent Closing, as well as the purchase price of the Additional Notes, and  the number of shares of Common Stock that can be purchased on exercise of the Additional Warrants.  The aggregate purchase price for the Notes and Warrants shall not exceed $1,500,000.

1.4                                 Use of Proceeds.  The Borrowers agree to use the net proceeds from the sale and issuance of the Notes and Warrants pursuant to this Agreement for working capital, product development, and other general corporate purposes.

1.5                                 Initial Closing.  The purchase and sale of the Initial Closing Notes and the Initial Closing Warrants shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, promptly upon the satisfaction or waiver of the closing conditions set forth in Section 5.1, 5.2 and 5.4 hereto, but not later than February 27, 2009, or on such other date and at such other time as the Borrowers and Phoenix Venture Fund LLC, as Agent for the Purchasers (the “Agent”), mutually agree upon in writing (which time and place is designated as the “Initial Closing”).  The date of the Initial Closing is referred to herein as the “Initial Closing Date.”  At the Initial Closing, the Borrowers shall deliver to each Initial Purchaser (i) Initial Closing Notes, in an original principal amount equal to the dollar amount set forth opposite such Initial Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto and (ii) Initial Closing Warrants entitling such Initial Purchaser to purchase the number of shares of Common Stock set forth opposite such Initial Purchaser’s name under the heading “Number of Initial Closing Warrant Shares” on Schedule I hereto, all against payment in the amounts set forth opposite such Initial  Purchaser’s name under the heading “Initial Closing Note Purchase Price” on Schedule I hereto, by wire transfer of immediately available funds to such account as the Borrowers designate.

1.6                                 Subsequent Closings.  Upon the purchase of any Additional Notes and Additional Warrants subject to the satisfaction or waiver of the closing conditions set forth in Sections 5.1, 5.3 and 5.4, Subsequent Closings shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, on such date and at such time as the Borrowers and the Agent, acting on behalf of the Purchasers, mutually agree upon in writing (each, a “Subsequent Closing” and collectively, the “Subsequent Closings”).  The date of each applicable Subsequent Closing is referred to herein as a “Subsequent Closing Date.” At each Subsequent Closing, the Borrowers shall deliver to each Additional Purchaser (i) an Additional Note, dated as of such Subsequent Closing Date, in an original principal amount equal to the dollar amount set forth opposite such Additional Purchaser’s name under the heading “Additional Note Purchase Price” on Schedule II hereto, which shall be updated by the Borrower and the Agent, acting on behalf of the Purchasers, from time to time as necessary upon each Subsequent Closing, with respect to such Additional Purchaser and (ii) Additional Warrants for the number of shares of Common Stock set forth opposite such Additional Purchaser’s name under the heading “Number of Additional Closing Warrant Shares” in Schedule II hereto.

2.                                       Term of the Notes; Security for the Notes; Subordination; Priority.

2.1                                 General.  The Notes shall be issued in the aggregate principal amount of up to $1,500,000 and shall bear interest, and otherwise be in the form attached hereto as Exhibit A.  Payment of all principal and accrued and unpaid interest on any Note shall be made in full no later than the Maturity Date.

2.2                                 Security.  The Notes shall be equally and ratably secured by all of the assets of the Borrowers pursuant an amendment (the “Amendment No. 1 to the Security Agreement”), in substantially the form attached hereto as Exhibit C, to that certain Security Agreement, dated as of September 5, 2008, among the Borrowers and the Agent (the “Security Agreement”), pursuant to such Security Agreement the Borrowers have granted to the Agent, acting on behalf of the purchasers of the Fall 2008 Notes (as defined below), a security interest in all of the assets of the Borrowers, subject to the Permitted Liens.  Amendment No. 1 to the Security Agreement will be entered into on or prior to the Initial Closing Date by the Borrowers and the Agent, acting on behalf of the Purchasers, and shall provide the benefits of the security interest in the Borrowers’ assets to the Purchasers.

2.3                                 Subordination.  The right of repayment of principal of and interest on the Notes and the security interest of the Purchasers in the assets of the Borrowers shall be subordinated to (a) the rights and security interest of Silicon Valley Bank (“SVB”) under the Loan and Security Agreement by and between SVB and the Subsidiary dated as of September 15, 2005, as amended (as the same may from time to time be further amended, modified, supplemented or restated, the “Senior Credit Agreement”), in accordance with the Subordination Agreement in substantially the form attached hereto as Exhibit D (the “Subordination Agreement) and (b) the rights of any Senior Lender in connection with any Senior Credit Facility reasonably acceptable to the Agent, acting on  behalf of the Purchasers, pursuant to a subordination agreement containing terms no less favorable, as a whole, to the Purchasers than the terms of the Subordination Agreement and shall be subject to the Permitted Liens.

2.4                                 Pari Passu with Fall 2008 Notes.  The right of repayment of principal and interest on the Notes and to the distribution of any Collateral shall rank pari passu with the right of repayment of principal and interest on the subordinated secured notes issued by the Borrowers in September and October 2008 in the aggregate principal amount of $3,000,000 (the “Fall 2008 Notes”).  The security interest of the Purchasers in the Notes shall rank pari passu with the security interest of the purchasers of the Fall 2008 Notes in the assets of the Borrowers, whether upon liquidation or dissolution, or otherwise.

3.                                       Representations and Warranties of the Borrowers.

The Borrowers, jointly and severally, hereby represent and warrant to each Purchaser as of the Initial Closing Date and in the case of any Additional Purchasers as of such Subsequent Closing Date, the following, except as expressly set forth on the Disclosure Schedule, specifically identifying or cross-referencing the relevant Sections hereof, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder:

3.1                                 Organization and Qualification.  Each of the Borrowers is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.  Each of the Borrowers is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

3.2                                 Certificate of Incorporation and Bylaws.  The Parent has delivered to the Agent, acting on behalf of the Purchasers, true, correct, and complete copies of the certificate of incorporation of the Parent and the Subsidiary as in effect on the date hereof (each a “Certificate of Incorporation” and collectively the “Certificates of Incorporation”) and each of their bylaws as in effect on the date hereof (each a “Bylaw” and collectively the “Bylaws”).

3.3                                 Corporate Power and Authority.  Each of the Borrowers has all requisite corporate power and authority to execute and deliver the Loan Documents and this Agreement to which it is a party.  The Borrowers have all requisite corporate power and authority to issue and sell the Notes and the Warrants to the Purchasers hereunder.  Each of the Borrowers has all requisite corporate power and authority to carry out and perform its obligations under the terms of this Agreement and the Loan Documents.  Each of the Borrowers has all requisite corporate power and authority to sell and issue the Notes and the Warrants.

3.4                                 Capitalization.  Immediately prior to the date hereof, the Parent is authorized to issue 410,000,000 shares of capital stock of which (i) 300,000,000 are designated as Common Stock, of which 85,105,778 shares are issued and outstanding (ii) and 110,000,000 are designated as Preferred Stock, of which (A) 64,000,000 are designated as Series A Preferred Stock of which 63,178,777 shares are issued and outstanding, (B) 10,000,000 of which are designated Series B Preferred Stock of which 9,000,277 shares are issued and outstanding, (C) 20,000,000 of which are designated Series C Preferred Stock of which 15,274,000 shares are issued and outstanding.  The Parent owns all of the issued and outstanding capital stock of the Subsidiary.

3.5                                 Authorization.  The execution, delivery and performance by each Borrower of this Agreement and the Loan Agreements, the sale, issuance and delivery of the Notes and the Warrants and the performance of all of the obligations of the Borrowers under this Agreement and each of the Loan Documents have been authorized by each Borrower’s Board of Directors, no other corporate action on the part of any Borrower and no other corporate or other approval or authorization is required on the part of any Borrower or any other Person, by Law or otherwise, in order to make this Agreement and the Loan Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of the Borrowers, as the case may be. This Agreement and each of the Loan Documents, when executed and delivered by each of the Borrowers that is a party thereto, will constitute a valid and legally binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies.

3.6                                 Title to Properties and Assets; Leases; Insurance.

(a)                                  Neither Borrower currently owns any real property nor has ever owned any real property.  Each of the Borrowers has good and marketable title to or has a valid leasehold interest in, or license to use, all of the property or assets used by it or located on its premises and necessary for the conduct of business as presently conducted, free and clear of all Liens, other than Permitted Liens.

(b)                                 With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of each Borrower, there is no claim by either Borrower pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds which could reasonably be expected to have a Material Adverse Effect.  All premiums due and payable under all such policies and bonds have been paid and each Borrower, as applicable, is otherwise in compliance in all material respects with the terms of such policies and bonds.  Neither Borrower has any Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.  Each Borrower maintains insurance in such amounts, including (as applicable) self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business similarly situated.

3.7                                 Related-Party Transactions.  No employee, officer, shareholder, director or consultant of the Borrowers or member of the immediate family (defined as parents, spouse, siblings or lineal descendants) of any such officer or director is indebted to either of the Borrowers for borrowed money, and neither Borrower is indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of them other than for reimbursement of expenses incurred in connection with their service to such Borrower, and amounts accrued but not yet due to employees and other service providers. To the Knowledge of the Borrowers, except as provided for in this Agreement and the Loan Documents and except as set forth in the SEC Reports, (a) no employee, officer, shareholder, director or consultant of such Borrower or any member of the immediate family of any such officer or director is, directly or indirectly, interested in any Material Contract or has any other material business relationship with any Borrower, except stock ownership in or employment with a Borrower and (b) no officer, director of such Borrower or any member of the immediate family of such officer or director has any material business relationship with any competitor of such Borrower.

3.8                                 Permits; Compliance with Applicable Laws.  Each Borrower has all franchises, permits, licenses, authorizations, approvals, registrations and any similar authority necessary for the conduct of its business as now being conducted by it except for those the absence of which could not reasonably be expected to have a Material Adverse Effect (the “Permits”).  Neither Borrower is in violation in any material respect of, or default in any material respect under, any such Permits. All such Permits are in full force and effect, and to the Borrower’s Knowledge, no violations in any material respect have been recorded in respect of any such Permits; no proceeding is pending or, to the Borrower’s Knowledge, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Agreement and the Loan Documents.  Each Borrower is in compliance in all respects with all applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

3.9                                 Proprietary Rights.  Each Borrower is the sole owner, free and clear of any Liens, other than Permitted Liens, or has a valid license, without the payment of any royalty (except with respect to off-the-shelf software that is licensed by such Borrower) and otherwise on commercially reasonable terms, to, all Proprietary Rights material to the business of such Borrower.  As used herein, the term “Proprietary Rights” means each Borrower’s patents, trademarks, trade names, service marks, logos, designs, formulations, copyrights, and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, research and development, all Internet domain addresses, Web sites and computer programs, data bases and software documentation and all other intellectual property owned, licensed or otherwise used by such Borrower (other than off-the-shelf software that is licensed by such Borrower).  Neither Borrower has received any written demand, claim, notice or inquiry from any person or entity in respect of the Proprietary Rights material to the business of such Borrower which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of such Borrower in such Proprietary Rights, and neither Borrower has  Knowledge of any basis for any such challenge.  To each Borrower’s Knowledge, such Borrower is not in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other person or entity.  To such Borrower’s Knowledge no third party is infringing on the rights of such Borrower in and to such Proprietary Rights.

3.10                           Material Contracts.  (a)  All material agreements of each Borrower (collectively, the “Material Contracts”) are included as exhibits to the Parent’s filings with the SEC.  The SEC Reports disclose all financing arrangements of the Borrowers relating to the assets or liabilities of the Borrowers.

(b)                                 Assuming the due execution and delivery by the other parties thereto, each of such Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies.  There is no material breach, violation or default by a Borrower under any such Material Contract, and to each Borrower’s Knowledge, (x) no Material Contract has expired or been terminated in accordance with its terms and (y) no event (including, without limitation, the transactions contemplated by this Agreement) has occurred which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by a Borrower under any such Material Contract, or (B) give rise to any Lien (other than a Permitted Lien) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against a Borrower under any such Material Contract, which expiration, termination or event would cause a Material Adverse Effect.  Except as disclosed in the SEC Reports, neither Borrower is and, to the such Borrower’s Knowledge, no other party to any of such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither Borrower has and, to such Borrower’s Knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.

3.11                           Absence of Undisclosed Liabilities.  Except as set forth in the SEC Reports or arising in the ordinary course since the date of the most recent balance sheet filed with the SEC, neither Borrower has any liabilities of any type, whether absolute or contingent.

3.12                           Absence of Conflicts.  Neither Borrower is in violation of or default under any provision of its Certificate of Incorporation or its Bylaws.  The execution, delivery, and performance of, and compliance with the Loan Documents and this Agreement, and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)                                  violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of (i) Borrower’s Certificate of Incorporation or its Bylaws, or (ii) any Material Contract, or result in the creation of any Lien (other than a Permitted Lien or the liens granted under the Security Agreement) upon any of the assets, properties or business of either Borrower; or

(b)                                 violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to either Borrower or any of their assets, properties or businesses.

3.13                           Litigation.  Except as disclosed in the SEC Reports, there is no action, claim, litigation, tax or compliance audit, suit or proceeding, regulatory or administrative enforcement action or governmental inquiry or investigation, pending, or, to such Borrower’s Knowledge, any threat thereof, against such Borrower or any of their officers or directors or the assets of either Borrower.  To the Borrower’s Knowledge, there is no reason to believe that any of the foregoing may occur which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Borrower is subject to any outstanding judgment, order or decree directed against such Borrower or any officer or director of any thereof.

3.14                           Consents.  No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), on the part of a Borrower is required in connection with the valid execution, delivery and performance of the Loan Documents or this Agreement, the offer, sale or issuance of the Notes and Warrants (other than such notifications or filings required under applicable federal or state securities Laws, if any), except for such consents, approvals, waivers, authorizations, designations, declarations, notifications, or filings that will be received prior to or as of the Initial Closing Date.

3.15                           Labor Relations; Employees.  Each Borrower is in compliance in all material respects with all Laws relating to the employment of labor and classification of persons as employees.

3.16                           Employee Benefit Plans.  (a)  Except as set forth in the SEC Reports, the Borrowers have no employment agreements or labor or collective bargaining agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained by either Borrower for any employees of such Borrower or with respect to which such Borrower has liability, or makes or has an obligation to make contributions (each a “Company Employee Plan” and together the “Company Employee Plans”).

(b)                                 Each Company Employee Plan by its terms and operation is in compliance in all material respects with all applicable Laws and all required filings, if any, with respect to such Company Employee Plan has been made.  The events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Company Employee Plan or Law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Borrowers or (iii) result in any payments (including parachute payments) under any Company Employee Plan or Law becoming due to any employee.

3.17                           Tax Returns, Payments and Elections.  Each Borrower has filed all tax returns and reports (including information returns and reports) as required by Law except to the extent that the failure to so file did not and could not reasonably be expected to have a Material Adverse Effect, and such tax returns and reports are true and correct in all material respects.  Each Borrower has paid or made provision for payment of all taxes and other assessments shown as due on such returns.  The provision for taxes of each Borrower as shown in the Financial Statements (as hereinafter defined) is adequate in all material respects for all taxes, assessments and governmental charges due or accrued as of the date thereof with respect to its business, properties and operations.  Neither Borrower has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation pursuant to Section 1362(a) or a collapsible corporation pursuant to Section 341(f) of the Code, nor has a Borrower made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that could reasonably be expected to have a Material Adverse Effect.  Neither Borrower has had any tax deficiency proposed or assessed against it by the Internal Revenue Service or any other foreign, federal, state or local taxing authority and none have been asserted in writing or, to a Borrower’s Knowledge, threatened at any time for additional taxes.  Neither Borrower has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge and none of the foreign, federal, state or local income or franchise tax or sales or use tax returns have ever been audited by governmental authorities.  Since December 31, 2008, neither Borrower has incurred any taxes, assessments or governmental charges other than in the ordinary course of business.

3.18                           Brokers or Finders. Except for John Thomas Financial, Inc., neither Borrower has incurred, or will incur, directly or indirectly, as a result of any action taken by either Borrower, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Notes and the Warrants or any transaction contemplated hereby or thereby.  The Borrowers agree to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Borrowers or any of their respective officers, employees or representatives is responsible.

3.19                           Offering Exemption.  Assuming the truth and accuracy of the representations and warranties contained in Section 5, the offer and sale of the Notes and the Warrants as contemplated hereby and the issuance and delivery to the Purchasers of the Notes and the Warrants are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” Laws, as currently in effect.

3.20                           Environmental Matters.

(a)                                  Each Borrower complies and has at all times complied with all federal, state and local Laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither Borrower has Knowledge of any claim, and has not received notice of a written complaint, order, directive, claim, request for information or citation, and to such Borrower’s  Knowledge no proceeding has been instituted raising a claim against such Borrower indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (ii) neither Borrower is subject to any order, decree, injunction or other directive of any Governmental Authority.

3.21                           Offering of Purchased Shares and Warrants.  No form of general solicitation or general advertising was used by the Borrowers or any of their agents or representatives in connection with the offer and sale of the Notes and the Warrants.

3.22                           SEC Reports; Disclosure.  (a)  The Parent has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) since June 22, 2007, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, each as in effect on the date such forms, reports and documents were filed.  The Parent has made available to the Purchasers, in the form filed with the SEC (including any amendments thereto) its (i) Annual Report on Form 10-K for the year ended March 31, 2008; (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2008, September 30, 2008 and December 31, 2008; (iii) Current Reports on Form 8-K dated April 3, 2008, April 4, 2008, April 24, 2008, June 4, 2008, June 6, 2008, August 12, 2008, August 14, 2008, September 4, 2008, September 11, 2008, October 6, 2008 and October 27, 2008 and (iv) all definitive proxy statements relating to the Parent’s meeting of shareholders (whether annual or special) held since June 22, 2007 (collectively, the “SEC Reports”).

(b)                                 None of (i) this Agreement (including, without limitation, the Disclosure Schedule and the Schedules and Exhibits attached hereto), (ii) any Loan Document, or (iii) the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made not misleading.  There is no fact which, to the Knowledge of either Borrower, has not been disclosed to the Purchasers, which could reasonably be expected to have a Material Adverse Effect on the ability of either Borrower to perform its obligations under the Loan Documents or this Agreement.

3.23                           Financial Statements.  Included in the SEC Reports are the audited financial statements of the Borrowers as at and for the years ended March 31, 2008, 2007 and the unaudited financial statements of the Borrowers for the fiscal quarters ended June 30, 2008, September 30, 2008 and December 31, 2008 (the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Borrowers on a Consolidated basis as of the dates and for the periods, indicated therein, except that the unaudited financial statements as at and for the quarters ended June 30, 2008, September 30, 2008 and December 31, 2008 are subject to normal year-end adjustments and do not contain all notes required under GAAP.  Except as set forth in the Financial Statements, the Borrowers have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Financial Statements in accordance with GAAP other than (a) liabilities that have arisen in the ordinary course of business since the date of the Parent’s most recent quarterly report on Form 10-Q that are not reasonably be expected to have a Material Adverse Effect and (b) obligations to perform after the date hereof any contracts or agreements which have been disclosed or which are not required to be disclosed in the SEC Reports because such contracts and agreements are not material to the Borrowers.

3.24                           Suppliers and Customers.  Since December 31, 2008, none of the Borrowers’ suppliers, vendors, or customers has: (i) terminated or cancelled a Material Contract or material business relationship with any Borrower; (ii) threatened in writing to terminate or cancel a Material Contract or material business relationship with any Borrower; (iii) expressed dissatisfaction in writing with the performance of a Borrower with respect to a Material Contract or material business relationship with any Borrower; or (iv) demanded in writing any material modification, termination or limitation of a Material Contract or material business relationship with any Borrower (excluding any contracts or business relationship which, if so terminated, cancelled, modified or limited, would not reasonably be expected to result in a Material Adverse Effect).

4.                                       Representations and Warranties of the Purchasers.  As of the Initial Closing Date or any Subsequent Closing Date, as the case may be, each  Purchaser severally and not jointly hereby represents and warrants to the Borrowers that:

4.1                                 Organization and Qualification.  Each Purchaser, if such person is not an individual, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization to carry on its business as it is now being conducted or proposed to be conducted.

4.2                                 Power and Authority.  Each Purchaser has all requisite power and authority (or if such Purchaser is an individual, the legal capacity) to execute and deliver the Loan Documents and this Agreement to which it is a party, to purchase the Notes and the Warrants from the Borrowers hereunder, and to carry out and perform its obligations under the terms of the Loan Documents and this Agreement.

4.3                                 Authorization.  The execution, delivery and performance by such Purchaser of the Loan Documents and this Agreement to which it is a party, and the performance of all of the obligations of such Purchaser under each of such Loan Documents and this Agreement have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Purchaser or any Person by Law or otherwise in order to make the Loan Documents and this Agreement the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of such  Purchaser that is a party thereto.  Each of the Loan Documents and this Agreement, when executed and delivered by such Purchaser that is a party thereto, will constitute a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms subject to: (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies.

4.4                                 Purchase Entirely for Own Account.  The Notes and the Warrants will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Such Purchaser’s address is listed on Schedule I and II, as applicable, attached hereto.  Such Purchaser is aware that the Borrowers are issuing the Notes and the Warrants pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder without complying with the registration provisions of the Securities Act or other applicable federal or state securities laws.  Such Purchaser is also aware that the Borrowers are relying upon, among other things, the representations and warranties of such Purchaser contained in this Agreement for purposes of complying with Regulation D.

4.5                                 Disclosure of Information.  Each Purchaser represents that the Borrowers have made available to such Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions and receive answers from the Borrowers regarding the terms and conditions of the offering of the Notes and the Warrants and the business, properties and financial condition of the Borrowers, all of which questions (if any) have been answered to the reasonable satisfaction of such Purchaser, and (b) obtain additional information, all of which was furnished by the Borrowers to the reasonable satisfaction of such Purchaser.  The foregoing, however, does not limit or modify the representations and warranties of the Borrowers in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.6                                 Investment Experience.  Such Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in investing in companies similar to the Borrowers and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Notes and the Warrants.  Such Purchaser has made the determination to enter into this Agreement and the Loan Agreements and the other agreements contemplated hereby and to acquire the Notes and the Warrants based upon its own independent evaluation and assessment of the value of the Borrowers and its present and prospective business prospects.

4.7                                 Accredited Investor.  Such Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.8                                 Restricted Securities; Legends.  Such Purchaser recognizes that the Notes and the Warrants will not be registered under the Securities Act or other applicable federal or state securities laws.  Such Purchaser understands that the Notes and the Warrants it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrowers in a transaction not involving a public offering.  Such Purchaser acknowledges that it may not to sell or transfer the Notes and the Warrants unless such Notes and Warrants are registered under the Securities Act and under any other applicable securities laws and that certificates evidencing the Purchased  Securities will bear the following legend or similar legend as applicable:

THIS SECURITY AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND SUCH APPLICABLE STATE SECURITIES LAWS.

4.9                                 No General Solicitation.  Such Purchaser acknowledges that the Notes and the Warrants were not offered to such Purchaser by means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

4.10                           Absence of Conflicts.  Such Purchaser’s execution, delivery, and performance of, and compliance with the Loan Documents and this Agreement, and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)                                  violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of (i) its certificate/articles of formation or organization or any of its other formation or organizational documents (if any), or (ii) any material contract to which it is a party, or result in the creation of any Lien upon any of the assets, properties or business of such Purchaser; or

(b)                                 violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Purchaser or any of its assets, properties or businesses.

4.11                           Brokers or Finders.  Such Purchaser has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Notes and the Warrants or any transaction contemplated hereby or thereby.  Such Purchaser agrees to indemnify and hold harmless the Borrowers from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its respective officers, employees or representatives is responsible.

5.                                       Conditions of the Parties.

5.1                                 Conditions of Purchasers’ Obligations at any Closing.  The obligations of each Purchaser under Section 1 of this Agreement are subject to the satisfaction by the Borrowers on or before such Closing of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the Borrowers contained in Section 3 shall be true and correct on and as of the Initial Closing Date and shall be true and correct in all material respects on and as of any Subsequent Closing Date with the same force and effect as though such representations and warranties had been made on such date.

(b)                                 Performance.  The Borrowers shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)                                  No Material Adverse Effect; Officer’s Certificate.  No Material Adverse Effect shall have occurred between the date hereof and such Closing Date and the President and/or Chief Executive Officer of each Borrower shall deliver to the Agent, acting on behalf of the Purchasers, at each such Closing a certificate stating that the conditions specified in Sections 5.1(a), (b) and (c) have been fulfilled.

(d)                                 Consents and Approvals.  All authorizations, approvals, permits, or consents, if any, of any governmental authority or regulatory body of the United States or of any state or any creditor of the Borrowers or any other Person that are required in connection with the lawful issuance and sale of the Notes and the Warrants at such Closing pursuant to this Agreement shall be duly obtained and effective as of each such Closing and the purchase and payment of the Notes and the Warrants to be purchased by the Purchasers at each such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(e)                                  Good Standing; Qualification to do Business.  The Parent shall have delivered to the Agent, acting on behalf of the Purchasers, certificates of good standing with respect to each Borrower dated as of a date no earlier than 15 days prior to the any such Closing from the jurisdiction of incorporation of such Borrower.

(f)                                    Secretary’s Certificate.  The Parent shall have delivered to the Agent, acting on behalf of the Purchasers, a certificate executed by the Secretary of each Borrower dated such Closing Date certifying with respect to (i) a copy of the such Borrower’s Certificate of Incorporation and its Bylaws as amended to and in effect on such Closing Date and that such Borrower is not in violation of or default under any provision of its Certificate of Incorporation or Bylaw as of and on such Closing Date, (ii) board resolutions of such Borrower authorizing the transactions contemplated by this Agreement and the Loan Documents.

(g)                                 Compliance with Covenants.  On any such Closing Date the Borrowers shall be in compliance with each of the covenants set forth in Section 7.

5.2                                 Conditions of Initial Purchasers’ Obligations at the Initial Closing.  In addition to the conditions set forth in Section 5.1, the obligations of each Initial Purchaser under Section 1.2 of this Agreement are subject to the satisfaction by the Borrowers on the Initial Closing Date of each of the following conditions:

(a)                                  Amendment No. 1 to the Security Agreement.  The Borrowers shall have executed and delivered to the Agent Amendment No. 1 to the Security Agreement.

(b)                                 Subordination Agreement.  The Borrowers shall have executed and delivered to the Initial Purchasers the Subordination Agreement.

(c)                                  Initial Closing Notes.  The Borrowers shall deliver to each Initial Purchaser its respective Initial Closing Note.

(d)                                 Initial Closing Warrants.  The Borrowers shall deliver to each Initial Purchaser its respective Initial Closing Warrants.

(e)                                  SVB Consent.  The Borrowers shall have received the written consent of SVB reasonably acceptable to the Agent, acting on behalf of the Purchasers, with respect to the transactions contemplated by this Agreement.

(f)                                    Administrative Fee to Agent.  The Borrowers shall have paid to the Agent, acting on behalf of the Purchaser, or its designee, an administrative fee equal to two percent (2%) of the aggregate amount of Notes being purchased on the Initial Closing Date.

5.3                                 Conditions of Additional Purchasers’ Obligations at any Subsequent Closing.  In addition to the conditions set forth in Section 5.1, the obligations of each Additional Purchaser under Section 1.3 of this Agreement are subject to the satisfaction by the Borrowers on each Subsequent Closing Date of the following conditions:

(a)                                  Supplemental Schedule II.  On or before any Subsequent Closing Date, the Parent shall deliver to the Agent, acting on behalf of each Additional Purchaser, a supplement to Schedule II reflecting the amount of the Notes and the Warrants that the Borrowers will issue to each Additional Purchaser on such Subsequent Closing Date and the aggregate purchase price therefor.

(b)                                 Additional Notes.  The Parent shall deliver to the Agent, acting on behalf of each Additional Purchaser, such Additional Purchaser’s Additional Notes.

(c)                                  Additional Warrants.  With respect to any Subsequent Closing, the Parent shall deliver to the Agent, acting on behalf of each Additional Purchaser, such Additional Purchaser’s Additional Warrants.

(d)                                 Subordination Agreement.  The Borrowers shall have executed and delivered to each Additional Purchaser the Subordination Agreement.

(e)                                  Administrative Fee to Agent.  The Borrowers shall have paid to the Agent, acting on behalf of the Purchaser, or its designee, an administrative fee equal to two percent (2%) of the aggregate amount of Notes being purchased on any Subsequent Closing Date.

5.4                                 Conditions of Borrowers’ Obligations at any Closing.  The obligations of the Borrowers to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Purchasers on or before any such Closing of each of the following conditions:

(a)                                  Representations and Warranties.  The representations and warranties of the each Purchasers contained in Section 4 shall be true and correct in all material respects on and as of such Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b)                                 Performance.  Each Purchaser shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)                                  Consents and Approvals.  All authorizations, approvals, or permits, if any, of any Governmental Authority or any other Person that are required in connection with the lawful issuance and sale of the Notes and the Warrants to such Purchaser pursuant to this Agreement shall be duly obtained and effective as of such Closing and the purchase and payment of the Notes and the Warrants to be purchased by the Purchasers at such Closing on the terms and conditions as provided herein shall not violate any applicable Law.

(d)                                 Purchase Price.  The Purchasers shall have delivered to the Borrowers the applicable purchase price for the Notes and the Warrants being purchased on such Closing Date.

(e)                                  Subordination Agreement. Each Purchaser shall have executed and delivered to the Borrowers and SVB the Subordination Agreement.

(f)                                    Amendment No. 1 to the Security Agreement.  The Agent shall have executed and delivered to the Borrowers Amendment No. 1 to the Security Agreement.

6.                                       Events of Default and Remedies.

6.1                                 Events of Default.  So long as the Notes are outstanding an Event of Default with respect to the Notes shall mean the occurrence and existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by any Law applicable to the Borrowers):

(a)                                  The Borrowers fail to pay when due and payable any portion of the Note Indebtedness at stated maturity, upon acceleration or otherwise.

(b)                                 The Borrowers fail or neglect to perform, keep, or observe in any material respect any term, provision, condition, covenant or agreement contained in this Agreement or any Loan Document and such failure or neglect (other than those set forth in Section 2 of Exhibit E) to perform remains in effect for a period of 10 days.

(c)                                  Any material portion of the Borrowers’ assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer unless such action is stayed and such attachment is dismissed within 30 days.

(d)                                 If an event of default occurs in payment or performance of any obligation in favor of any person from whom the Borrowers have borrowed money aggregating in excess of $300,000 which would entitle the holder to accelerate repayment of the borrowed money, and such default is not waived in writing within 10 days of the occurrence of such default.

(e)                                  Either Borrower institutes proceedings to be adjudicated as bankrupt or insolvent, or the consent by such Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, provincial or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such law of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Borrower or of substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

(f)                                    If there is the entry of a decree or order by a court having jurisdiction in the premises adjudging either Borrower as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement or adjustment of or in respect of such Borrower under any applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such Law a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Borrower or of substantially all of its property, or ordering pursuant to any such Law the winding-up or liquidation of its affairs, and the continuance of any such decree, petition, appointment or order unstayed and in effect for a period of 45 consecutive days.

(g)                                 If any act, matter or thing is done to, or any action or proceeding is launched or taken to, terminate the corporate existence of either Borrower, whether by winding-up, surrender of charter or otherwise.

(h)                                 If either Borrower ceases to carry on its business or makes or proposes to make any sale of its assets in bulk or any sale of its assets out of the usual course of its business.

(i)                                     If any judgment or order for the payment of money in excess of $200,000 shall be rendered against either Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(j)                                     If any action is taken or power or right be exercised by any Governmental Authority which has a Material Adverse Effect on either Borrower.

(k)                                  If there shall occur or arise any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of either Borrower which, in the judgment of the Agent, acting on behalf of the Purchasers, acting reasonably, has or is reasonably expected to have a Material Adverse Effect on any Borrower or on its ability to perform its obligations hereunder or under the Loan Documents.

(l)                                     Any representation or warranty made or deemed to be made by the Borrowers in this Agreement or any Loan Document shall proved to have been misleading in any material respect at the time that it was made.

6.2                                 Exercise of Remedies.  If an Event of Default has occurred and is continuing hereunder:

(a)                                  The Agent, acting on behalf of the Purchasers, may declare the entire unpaid Note Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrowers; and

(b)                                 The Agent, acting on behalf of the Purchasers, may exercise any remedy permitted by this Agreement, or the Loan Documents or at law or in equity.

6.3                                 Waiver of Defaults.  No Event of Default shall be waived by the Purchasers except in a writing signed by an officer of the Agent, acting on behalf of the Purchasers.  No waiver of any Event of Default shall extend to any other or further Event of Default.

7.                                       Debt Covenants.

7.1                                 General.  So long as the Notes are outstanding, each Borrower jointly and severally covenants and agrees that, until all Note Indebtedness has been paid in full, it will comply with the covenants set forth in Exhibit E attached hereto.

8.                                       Indemnification.

8.1                                 General Indemnification.  Each of the Borrowers shall jointly and severally indemnify, defend and hold each Purchaser, its affiliates and their respective officers, directors, partners (general and limited), employees, agents, attorneys, successors and assigns (each a “Purchaser Entity”) harmless from and against all Losses incurred, suffered or arising out or by reason of any matter relating, directly or indirectly, to this Agreement or any other Loan Document, unless such Losses are the result of the gross negligence, willful misconduct or fraud of such Purchaser Entity.  Each Purchaser, severally and not jointly, shall indemnify, defend and hold the Borrowers, their respective officers, directors, employees, agents, attorneys, successors and assigns (each a “Borrower Entity”) harmless against all Losses as a result of the breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or any of the Loan Documents, unless such Losses are a result of the gross negligence, willful misconduct or fraud of such Borrower Entity.

8.2                                 Indemnification Principles.  For purposes of this Section 8, “Losses” shall mean each and all of the following items:  claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (actual, punitive or consequential to the extent provided in this Section 8.2), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts).  Each Purchaser and the Borrowers hereby agree that Losses shall not include punitive or consequential damages except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of the party from whom the indemnification is being sought (the “Indemnifying Party”).

8.3                                 Claim Notice; Right to Defend.  A party seeking indemnification (the “Indemnified Party”) under this Section 8 shall promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the Indemnifying Party a claim notice relating to such Loss (a “Claim Notice”).  Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof.  No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the Indemnifying Party unless such failure materially and adversely prejudices the Indemnifying Party.  If such Loss relates to the commencement of any action or proceeding by a third person, the Indemnified Party shall give a Claim Notice to the Indemnifying Party regarding such action or proceeding and the Indemnifying Party shall be entitled to participate therein. After the delivery of notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such action or proceeding, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party.  If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld.  If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld.  In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

9.                                       Certain Definitions.  For the purposes of this Agreement the following terms will have the following meanings:

“Additional Note(s)” shall have the meaning ascribed to it in the preliminary paragraph.

“Additional Purchaser(s)” shall have the meaning ascribed to it in the preliminary paragraph.

“Additional Warrant(s)” shall have the meaning ascribed to it in the recitals.

“Affiliate(s)” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to it in the preliminary paragraph.

“Amendment No. 1 to the Security Agreement” shall have the meaning ascribed to it in Section 2.2.

“Borrowers”  shall have the meaning ascribed to it in the preliminary paragraph.

“Borrower Entity” shall have the meaning ascribed to it in Section 8.1.

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

“Bylaw(s)” shall have the meaning ascribed to it in Section 3.2.

“Certificate(s) of Incorporation” shall have the meaning ascribed to it in Section 3.2.

“Claim Notice” shall have the meaning ascribed to it in Section 8.3.

“Closing” shall mean each of the Initial Closing and any Subsequent Closing.

“Closing Date” shall mean each of the Initial Closing Date and any Subsequent Closing Date.

“Code” shall have the meaning ascribed to it in Section 3.17.

“Collateral” shall have the meaning ascribed to it in Section 11.18(a)

“Company Employee Plan(s)” shall have the meaning ascribed to it in Section 3.16(a).

“Common Stock” shall mean the common stock, par value $.001 per share, of the Parent.

“Consolidated” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.  Unless otherwise specified herein, references to consolidated financial statements or data of Parent includes consolidation with its subsidiaries in accordance with GAAP.

“Default” shall mean an event which, with the passage of time or giving of notice, will constitute an Event of Default.

“Environmental Laws” shall have the meaning ascribed to it in Section 3.20(a).

“ERISA” shall have the meaning ascribed to it in Section 3.16(a).

“Event of Default” shall have the meaning ascribed to it in Section 6.1.

“Exchange Act” shall have the meaning ascribed to it in Section 3.22(a).

“Fall 2008 Notes” shall have the meaning ascribed to it in Section 2.4.

“Financial Statements” shall have the meaning ascribed to it in Section 3.23.

“GAAP” shall mean generally accepted accounting principles for financial reporting in the United States, applied on a consistent basis.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Indemnified Party” shall have the meaning ascribed to it in Section 8.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 8.2.

“Initial Closing” shall have the meaning ascribed to it in Section 1.5.

“Initial Closing Date” shall have the meaning ascribed to it in Section 1.5.

“Initial Closing Note(s)” shall have the meaning ascribed to it in the recitals.

“Initial Closing Warrant(s)” shall have the meaning ascribed to it in the recitals.

“Initial Purchaser(s)” shall have the meaning ascribed to it in the preliminary paragraph.

“Knowledge” shall mean with respect to each Borrower, the knowledge, after diligent investigation, of the directors, executive officers and other senior management of such Borrower and of the person or persons in such entity with responsibility for the matter with respect to which the knowledge is applicable.

“Law” shall mean any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to the Borrowers.

“Loan Documents” shall mean the Notes, the Security Agreement, Amendment No. 1 to the Security Agreement, the Subordination Agreement, the Warrants and all agreements related hereto and thereto.

“Losses” shall have the meaning ascribed to it in Section 8.2.

“Lien(s)” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Material Adverse Effect” shall mean an effect which is materially adverse to the business, assets, properties, operations, results of operations or condition (financial or otherwise) of each of the Borrowers individually or of the Borrowers taken as a whole (excluding general economic conditions or acts of war or terrorism).

“Material Contracts” shall have the meaning ascribed to it in Section 3.10(a).

“Maturity Date” shall mean, with respect to any Note, December 31, 2010.

“Note Indebtedness” shall mean without duplication principal, interest, fees, expenses and other charges or other indebtedness related to the Notes and indemnification obligations with respect to the Notes, whether direct or indirect, absolute or contingent, of the Borrowers to any of the Purchasers or to the Agent, acting on behalf of the Purchasers, in any manner and at any time, whether evidenced by the Notes or arising under this Agreement, due or hereafter to become due, now owing or that may be hereafter incurred by the Borrowers to, any of the Purchasers or the Agent, acting on behalf of the Purchasers, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by Law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

“Notes” shall have the meaning ascribed to it in the recitals.

“Parent” shall have the meaning ascribed to it in the preliminary paragraph.

“Permits” shall have the meaning ascribed to it in Section 3.8.

“Permitted Liens” shall mean the following: (i) mechanics’, materialmen’s or similar inchoate Liens arising or incurred in the ordinary course of business relating to liabilities not yet due and payable; (ii) Liens for current taxes not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing foreclosure or enforcement of such Liens and where adequate reserves are established and maintained in accordance with generally accepted accounting principles; (iii) Liens or pledges in connection with workmen’s compensation, unemployment insurance or other social security obligations; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of alike nature incurred in the ordinary course of business, (v) Liens in favor of the Senior Lenders or otherwise permitted by the Senior Credit Facility, and (vi) the following Liens evidenced by UCC-1 filings (1) Lien in favor of CIT Bank regarding all computer equipment and peripherals referenced in the Loan Agreement #007139097-005 dated August 24, 2005, and secured by UCC-1 filing number 52719061, (2) Lien in favor of Susquehanna Patriot Commercial Leasing Corp regarding all personal property and/or equipment, and fixtures, which is the subject of the Equipment Lease Agreement number 22453001 and secured by UCC-1 filing number 53947794 and 60763821, and (3) Lien in favor of Coactiv Capital Partners LLC regarding all personal property and/or equipment, and fixtures, which is the subject of the Equipment Lease Agreement number 22453002 and secured by UCC-1 filing number 60768762 and 72950326.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Proprietary Rights” shall have the meaning ascribed to it in Section 3.9.

“Purchasers” shall have the meaning ascribed to it in the preliminary paragraph.

“Purchaser Entity” shall have the meaning ascribed to it in Section 8.1.

“SEC” shall have the meaning ascribed to it in Section 3.22(a).

“SEC Reports” shall have the meaning ascribed to it in Section 3.22(a).

“Securities Act” shall have the meaning ascribed to it in Section 3.19.

“Security Agreement” shall have the meaning ascribed to it in Section 2.2.

“Senior Credit Agreement” shall have the meaning ascribed to it in Section 2.3.

“Senior Credit Facility” shall mean, at any time, the credit facility evidencing Senior Indebtedness.

“Senior Indebtedness” means indebtedness under the Senior Credit Agreement, indebtedness under any future Senior Credit Facility approved by the Agent, acting on behalf of the Purchasers, and all indebtedness under the Wistron Agreement.

“Senior Lender” means each holder of Senior Indebtedness.

“Subordination Agreement” shall have the meaning ascribed to it in Section 2.3.

“Subsidiary” shall have the meaning ascribed to it in the preliminary paragraph.

“Subsequent Closing(s)” shall have the meaning ascribed to it in Section 1.6.

“Subsequent Closing Date” shall have the meaning ascribed to it in Section 1.6.

“Warrant Exercise Price” shall mean the lower of (i) $0.10 per share, or (ii) the volume weighted average trading price of the Company’s Common Stock for the 5 trading days prior to the Initial Closing Date.

“Warrants” shall have the meaning ascribed to it in the recitals.

“Wistron Agreement” Turnkey Design and Manufacturing Agreement, dated July 1, 2003, by and between the Subsidiary and Wistron Corporation.

10.                                 [RESERVED].

11.                                 Miscellaneous.

11.1                           Survival of Representations and Warranties.  The representations and warranties of the Borrowers and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Loan Documents.

11.2                           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any the Notes and the Warrants).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3                           Governing Law.  This Agreement and the Loan Documents shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding the application of any conflicts of laws principles which would require the application of the Laws of another state.  Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the Loan Documents and waives any objection to venue in the State of New York.

11.4                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.5                           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.6                           Notices.  All notices and other communications required or permitted hereunder shall be in writing.  Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, UPS or Airborne Express) or via certified or registered mail.  Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence.  Notices shall be addressed as follows:

(a)                                  if to an Initial Purchaser, to such Initial Purchaser’s address set forth on Schedule I hereto; or at such other address or facsimile number as such Initial Purchaser shall have furnished to the Parent in writing; or

(b)                                 if to an Additional Purchaser, to such Additional Purchaser’s address set forth on Schedule II hereto, or at such other address or facsimile number as such Additional Purchaser shall have furnished to the Parent in writing; or

(c)                                  if to the Agent, to Phoenix Venture Fund LLC, 110 East 59th Street, Suite 1901, New York, NY 10022, facsimile number (212) 319-4970, Attention: Philip S. Sassower, or at such other address or facsimile number as such Additional Purchaser shall have furnished to the Parent in writing; or

(d)                                 if to the Borrowers, to Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin, Texas 78728, facsimile number (512) 336-7791, Attention: Michael J. Rapisand, or at such other address or facsimile number as the Parent shall have furnished in writing to the Agent, acting on behalf of the Purchasers.

All notices shall be effective upon receipt.

11.7                           Expenses  The Borrowers shall pay all reasonable legal fees and expenses incurred by Agent as representative of the Purchasers in connection with this Agreement and the transactions contemplated herein whether or not a Closing occurs.

11.8                           Consents, Amendments and Waivers. Subject to Section 11.18 hereof, any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), only with the written consent of the Agent, acting on behalf of the Purchasers, and the Borrowers.  Any amendment or waiver effected in accordance with this Section 11.8 or Section 11.18 shall be binding upon each of the parties hereto.

11.9                           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

11.10                     Entire Agreement.  Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and the Loan Documents and acknowledges that it has not executed this Agreement or the Loan Documents in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that this Agreement and the Loan Documents supersede all prior agreements and understandings between the parties with respect thereto.  There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement and the Loan Documents.

11.11                     Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11.12                     Facsimile and E-Mail Signatures.  Any signature page delivered by a fax machine or email shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed or emailed signature page was sent.

11.13                     Other Remedies.  In addition to those remedies specifically set forth herein and in the Loan Documents, if any, the Agent, on behalf of the Purchasers, may proceed to protect and enforce the rights of any party under this Agreement and the Loan Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Loan Documents.  No right or remedy conferred upon or reserved under this Agreement or the Loan Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Loan Documents or now and hereafter existing under applicable Law.

11.14                     Further Assurances.  At any time or from time to time after any Closing, the Borrowers, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

11.15                     Exchanges; Lost, Stolen or Mutilated Notes and Warrants.  Upon surrender by any Purchaser to the Borrowers of any Note or Warrant, the Borrowers at their expense shall issue in exchange therefor, and deliver to such Purchaser, a replacement Note, or Warrant. Upon receipt of evidence satisfactory to the Borrowers of the loss, theft, destruction or mutilation of any Note or Warrant and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, satisfactory to the Borrowers, or in case of any such mutilation, upon surrender and cancellation of such Note or Warrant, the Borrowers shall issue and deliver to such Purchaser a new Note or Warrant of like tenor, in lieu of such lost, stolen or mutilated Note or Warrant.

11.16                     Termination.  This Agreement may be terminated at any time prior to the Initial Closing by mutual agreement of the Borrowers and all Initial Purchasers set forth in writing; provided that Section 11.7 shall survive any such termination.

11.17                     Pro Rata.  Each Purchaser agrees that, for the benefit of the other Purchasers, any proceeds received by such Purchaser as a result of the exercise of rights and remedies under this Agreement will be divided, pro rata, among all Purchasers including the purchasers of the Fall 2008 Notes in relation to the aggregate principal amount held by such purchasers.

11.18                     Appointment and Authorization of Phoenix Venture Fund LLC as Agent

(a)                                  Appointment.  Each Purchaser hereby irrevocably appoints and authorizes the Agent to (i) be its attorney in its name and on its behalf to exercise all rights and powers granted to the Purchasers, and/or the Agent, acting on behalf of the Purchasers, under this Agreement and the Loan Documents, together with such powers as are reasonably incidental thereto (including entering into any amendment, waiver or modification subject to Section 11.18(b)), and (ii) to hold, dispose, or otherwise deal with the Collateral (as defined in the Security Agreement) for its own benefit and the pro rata benefit of the Purchasers, subject to the terms and conditions of the obligations of the Agent as provided in this Agreement and in the Loan Documents.

(b)                                 Exceptions to General Appointment.  Notwithstanding anything to the contrary contained herein, the Agent and the Borrowers shall not, without the prior written consent and approval of the Purchasers holding at least 51% of the aggregate principal amount of the Notes then outstanding (the “Majority Purchasers”), amend, modify, terminate or obtain a waiver of any provision of this Agreement, or any other Loan Document which will have the effect of (i) reducing the principal amount of any Notes or of any payment required to be made to the holders thereof, or modifying the terms of a payment or prepayment thereof or (ii) reducing the rate or extending the time for payment of principal or interest under any Notes or (iii) releasing any Collateral.

(c)                                  No Action.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document or any other related document or any other document or instrument referred to or provided for herein or therein unless it shall first receive such advice or concurrence of the Majority Purchasers as it deems appropriate, or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected from the Purchasers in acting, or in refraining from acting, under this Agreement, any other Loan Document or any other related document or any other document or instrument referred to or provided for herein or therein in accordance with  request of the Majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

(d)                                 No Fiduciary Relationship, Limitation of Responsibility.  Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or any other related document or otherwise exist against the Agent.  The Agent (which term shall include its affiliates and its own and its affiliates’ officers, directors, partners, shareholders, employees and agents) shall not be responsible to the Purchasers for (i) any statements, representations or warranties contained in this Agreement or any Loan Document or for the failure by a Borrower or any other party to perform its obligations hereunder or thereunder and shall not by reason of this Agreement or any other Loan Document be a trustee for any Purchaser, (ii) any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct or (iii) any recitals, statements, representations or warranties made by a Borrower or any officer or official of a Borrower or any other party contained in this Agreement, any other Loan Document or any other related document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement, any Loan Document, or any other related document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Loan Document, or any other related document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien security for the Notes or for any failure by a Borrower to perform any of its obligations hereunder or thereunder.  The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Loan Document or any other related document or any other document or instrument referred to or provided for herein or therein, or to inspect the properties, books or records of the a Borrower.

(e)                                  Reliance.  As between the Purchasers and the Agent, the Agent shall be entitled to rely, and shall be fully protected in relying upon any promissory note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person(s), organization(s) or entity or entities and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of them), independent accountants and other experts selected by the Agent.  The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with the Agent.

(f)                                    Knowledge of Events of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Purchaser or a Borrower referring to this Agreement, or a Loan Document, describing such Event of Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Purchasers.

(g)                                 Acknowledgments, Representations and Warranties of Purchasers to Agent.  Each Purchaser expressly acknowledges that neither the Agent nor any of its officers, directors, partners, shareholders, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrowers or any affiliate of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Purchaser.  Each Purchaser represents to the Agent that it has, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates and made its own decision to purchase the Notes and Warrants hereunder and enter into this Agreement.  Each Purchaser also represents that it shall, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document or any other related document and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Agent hereunder and under the Loan Documents, the Agent shall have no duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers or any affiliate of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

(h)                                 Purchasers Indemnification.  The Purchasers agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably in accordance with the aggregate principal amount of the Notes held by the Purchasers for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in its capacity as such (including by any Purchaser) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document provided, that no Purchaser shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.  The agreements in this Section 11.18 shall survive the payment of the Notes and all other amounts payable hereunder.

(i)                                     Agent in its Individual Capacity, and not as Agent.  The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not the Agent.  With respect to its Notes purchased hereunder the Agent shall have the same rights and powers under this Agreement, the Loan Documents and any related document as any Purchaser and may exercise the same as though it were not the Agent, and the terms “Purchaser” and “Purchasers” shall include the Agent in its individual capacity.

(j)                                     Agent’s Ability to Employ Agents and Attorneys-in-Fact.  The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected and monitored by it with reasonable care.

(k)                                  Resignation of Agent.  The Agent may resign as Agent upon 30 days’ written notice to the Purchasers and the Borrowers.  If the Agent shall resign as Agent under this Agreement and the Loan Documents, then the Majority Purchasers shall appoint from among the Purchasers or their affiliates a successor agent for the Purchasers, which successor agent shall

(unless an Event of Default shall have occurred and be continuing) be approved by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement, the Loan Document or any holders of the Notes.  If no successor agent has accepted appointment as Agent by the date that is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Purchasers (taking actions by approval of the Majority Purchasers) shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Purchasers appoint a successor agent as provided for above.  After any retiring Agent’s resignation as Agent, the provisions of this Section 11.18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Loan Documents.

(l)                                     Borrower’s Ability to Rely on Agent’s Authority. The Borrowers shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by Agent pursuant to this Agreement or the Loan Documents, and the Borrowers shall generally be entitled to deal with Agent with respect to matters under this Agreement or the Loan Documents which Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of Agent to act on behalf of the Purchasers and without any liability whatsoever to the Purchasers for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by Agent, notwithstanding any lack of authority of Agent to provide the same.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Borrowers:

XPLORE TECHNOLOGIES CORP.

By:
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer and Secretary

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer and Secretary

Signature Page to Note Purchase Agreement

The Initial Purchasers:
Dollar Amount of Initial Closing Notes and Warrants to be Purchased:

$	By:
Name:
Title:

Signature Page to Note Purchase Agreement

The Additional Purchasers:
Dollar Amount of Additional Notes and Warrants to be Purchased:

$	By:
Name:
Title:

Signature Page to Note Purchase Agreement

EXHIBIT C

AMENDMENT NO. 1 TO THE SECURITY AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of February 27, 2009, to the Security Agreement dated as of September 5, 2008 (as amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, the “Security Agreement”) by Xplore Technologies Corp., a Delaware corporation (the “Parent”), Xplore Technologies Corporation of America, a Delaware corporation (the “Subsidiary” and, collectively with the Parent, the “Borrowers”), and Phoenix Venture Fund LLC, a Delaware limited liability company, as agent for the Purchasers (as defined below) (in such capacity, the “Collateral Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement and/or the Note Purchase Agreements.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement, dated September 5, 2008 (the “Fall 2008 Note Purchase Agreement”), the purchasers listed on the schedules thereto (the “Fall 2008 Purchasers”) purchased, and the Borrowers issued and sold to the Fall 2008 Purchasers, secured subordinated promissory notes in an aggregate original principal amount of $3,000,000 (each individually, a “Fall 2008 Note”);

WHEREAS, the Borrowers and the Collateral Agent, as agent for the Fall 2008 Purchasers, entered into the Security Agreement, whereby the Borrowers granted the Collateral Agent a security interest in the Collateral (as defined in the Security Agreement) for the ratable benefit of each of the Fall 2008 Purchasers;

WHEREAS, pursuant to a Note Purchase Agreement, dated February 27, 2009 (the “February 2009 Note Purchase Agreement” and, collectively with the Fall 2008 Note Purchase Agreement, the “Note Purchase Agreements”), the purchasers listed on the schedules thereto from time to time (the “February 2009 Purchasers”) will purchase, and the Borrowers have agreed to issue and sell to the February 2009 Purchasers, secured subordinated promissory notes (each individually, a “February 2009 Note” and, collectively with the Fall 2008 Notes, the “Notes”) in an aggregate original principal amount of up to $1,500,000;

WHEREAS, the Borrowers and the Collateral Agent, as agent for the Fall 2008 Purchasers and the February 2009 Purchasers, desire to amend the Security Agreement pursuant to Section 18 thereof on the terms and conditions set forth herein to, among other things, expand the definition of Secured Obligations (as defined therein) to include the Note Indebtedness as defined in the February 2009 Note Purchase Agreement and to provide that the Collateral is being held for the pro rata benefit of each of the Fall 2008 Purchasers and February 2009 Purchasers; and

WHEREAS, the Majority Purchasers (as defined in the Fall 2008 Note Purchase Agreement) have consented to this Amendment in accordance with the requirements of the Fall 2008 Note Purchase Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the February 2009 Purchasers to purchase the February 2009 Notes as provided in the February 2009 Note Purchase Agreement, the Borrowers and the Collateral Agent hereby agree as follows:

1.     Amendment to the Preliminary Statements of the Security Agreement.  The Security Agreement is hereby amended by deleting the Preliminary Statements in their entirety and inserting in lieu thereof the following:

“1.           The Borrowers and the Collateral Agent, as agent for the Purchasers (as defined herein), desire to enter into this Security Agreement on the terms and conditions set forth herein to grant the Collateral Agent a security interest in the Collateral (as defined herein) for the ratable benefit of each of the Purchasers.

2.             Pursuant to that certain Note Purchase Agreement, dated September 5, 2008 (the “Fall 2008 Note Purchase Agreement”), the purchasers listed on the schedules thereto (the “Fall 2008 Purchasers”) purchased, and the Borrowers issued and sold to the Fall 2008 Purchasers, secured subordinated promissory notes in an aggregate original principal amount of $3,000,000 (each individually, a “Fall 2008 Note”).

3.             Pursuant to a Note Purchase Agreement, dated February 27, 2009 (the “February 2009 Note Purchase Agreement” and, collectively with the Fall 2008 Note Purchase Agreement, the “Note Purchase Agreements”), the purchasers listed on the schedules thereto from time to time (the “February 2009 Purchasers”) will purchase, and the Borrowers have agreed to issue and sell to the February 2009 Purchasers, secured subordinated promissory notes (each individually, a “February 2009 Note” and, collectively with the Fall 2008 Notes, the “Notes”) in an aggregate original principal amount of up to $1,500,000.

4.             Each of the Fall 2008 Purchasers and the February 2009 Purchasers shall be referred to herein individually, as a “Purchaser” and, collectively, as the “Purchasers.”

5.             Pursuant to the Note Purchase Agreements, each Purchaser irrevocably appointed and authorized the Collateral Agent to (i) be its attorney in its name and on its behalf to exercise all rights and powers granted to the Purchasers under the Note Purchase Agreements, this Agreement and the Loan Documents, together with such powers as are reasonably incidental thereto, and (ii) hold the Collateral for the pro rata benefit of the Purchasers, subject to the terms and conditions of the obligations of the Agent as provided in the Note Purchase Agreements, this Agreement and the other Loan Documents.

6.             It was a condition precedent to the obligation of the Fall 2008 Purchasers to purchase the Fall 2008 Notes as provided in the Fall 2008 Note Purchase Agreement that the Borrowers granted the security interest contemplated by this Security Agreement.

7.             It is a condition precedent to the obligation of the February 2009 Purchasers to purchase the February 2009 Notes as provided in the February 2009 Note

Purchase Agreement that the Borrowers shall have granted the security interest contemplated by this Security Agreement.”

2.     Amendment to the references to the Note Purchase Agreement in the Security Agreement.  The Security Agreement is hereby amended by deleting the term “Note Purchase Agreement” wherever it may appear and inserting the term “Note Purchase Agreements” in lieu thereof.

3.     Amendment to Section 2 of the Security Agreement.  Section 2 of the Security Agreement is hereby amended to expand the definition of “Secured Obligations” to expressly include the Note Indebtedness under the February 2009 Note Purchase Agreement.

4.     Amendment to Section 11 of the Security Agreement.  Section 11(a) of the Security Agreement is hereby amended by adding the following sentence:

“The parties hereto agree that the Collateral Agent holds the Collateral for the pro rata benefit of the Fall 2008 Purchasers and the February 2009 Purchasers, whether upon liquidation of the Collateral, distribution of the proceeds thereof, or otherwise.”

5.     Agreement Remains in Force.  Except as expressly amended hereby, the Security Agreement remains unmodified and in full force and effect.

6.     Counterparts; Facsimile.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

7.     Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

XPLORE TECHNOLOGIES CORP.

By:
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer and Secretary

XPLORE TECHNOLOGIES
CORPORATION OF AMERICA

By:
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer and Secretary

COLLATERAL AGENT:

PHOENIX VENTURE FUND LLC

By:	SG Phoenix Ventures LLC,
its Managing Member

By:
	Name:	Philip Sassower
	Title:	Member

EXHIBIT D

SUBORDINATION AGREEMENT

This Subordination Agreement is made by and between each of the undersigned creditors (each a "Creditor" and, collectively, “Creditors”), and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”).  This Subordination Agreement shall be deemed to have been made between Bank and each Creditor who becomes a party hereto as of the date that each such Creditor executes a counterpart signature page to this Subordination Agreement.

Recitals

A.            XPLORE TECHNOLOGIES CORPORATION OF AMERICA (“Borrower”) has requested and/or obtained certain loans or other credit accommodations from Bank to Borrower which are or may be from time to time secured by assets and property of Borrower.  XPLORE TECHNOLOGIES CORP., a Delaware corporation (“Guarantor” and together with Borrower, each a “Credit Party” and collectively, the “Credit Parties”), has executed that certain Unconditional Guaranty in favor of Bank dated as of April 22, 2005 (the “Guaranty”), guarantying all amounts owing from Borrower to Bank and Guarantor has granted Bank a security interest in all of Guarantor’s assets pursuant to that certain Security Agreement dated as of September 5, 2008 (the "Security Agreement”).

B.            Each Creditor has extended loans or other credit accommodations to the Credit Parties, and/or may extend loans or other credit accommodations to the Credit Parties from time to time.

C.            In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which a Credit Party may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, each Creditor is willing to subordinate, subject to the terms and conditions hereof: (i) all of the Credit Parties’ indebtedness for borrowed money to such Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of the Credit Parties’ indebtedness and obligations to Bank; and (ii) all of such Creditor’s security interests, if any, to all of Bank’s security interests in the Credit Parties’ property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.             Subject to the terms and conditions hereof, each Creditor subordinates to Bank any security interest or lien that such Creditor may have in any property of the Credit Parties.  Notwithstanding the respective dates of attachment or perfection of the security interest of such Creditor and the security interest of Bank, the security interest of Bank in (i) the Collateral, as defined in that certain Loan and Security Agreement between Borrower and Bank dated as of September 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of November 28, 2005, that certain Letter amending Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2006, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2006, that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of February 28, 2007, that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 28, 2008, that certain Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 27, 2008, that certain Sixth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 6, 2008, that certain Seventh Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 29,  2008 and that certain Eighth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of September 30,  2008 (the “Loan Agreement”) and (ii) the Collateral, as defined in the Security Agreement (collectively, the “Collateral”), shall at all times be senior to the security interest of such Creditor.   The Loan Agreement, the Guaranty and the Security Agreement shall collectively be referred to herein as the “Loan Documents”.

2.             All Subordinated Debt is subordinated in right of payment to all obligations of the Credit Parties to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against a Credit Party of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Documents (the “Senior Debt”).

3.             No Creditor will demand or receive from the Credit Parties (and the Credit Parties will not pay to any Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any Creditor exercise any remedy with respect to the Collateral, nor will any Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Credit Parties, until such time as both (i) the Senior Debt is paid in full and (ii)Bank has no commitment or obligation to lend any further funds to Borrower under the Loan Documents.  The foregoing notwithstanding, provided that an Event of Default, as defined in the Loan Agreement, has not occurred and is not continuing and would not exist immediately after such payment, (i) Creditors shall be entitled to receive each regularly scheduled, non-accelerated payment of non-default interest as and when due and payable and (ii) Creditors shall be entitled to receive prepayments of principal and interest provided such payments are made solely with the proceeds of the sale of a Credit Party’s equity securities, in either case, in accordance with the terms of those certain Notes executed by the Credit Parties in favor of Creditors pursuant to that certain Note Purchase Agreement between the Credit Partiers and the Creditors dated as of February 27, 2009.  Nothing in the foregoing paragraph shall prohibit a Creditor from converting all or any part of the Subordinated Debt into equity securities of a Credit Party.

4.             Each Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by such Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5.             In the event of a Credit Party’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank’s claims against the Credit Parties and the estate of the Credit Parties shall be paid in full before any payment is made to any Creditor.

6.             Until the Senior Debt is paid in full and Bank’s arrangements to lend any funds to Borrower under the Loan Documents have been terminated, each Creditor irrevocably appoints Bank as such Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of such Creditor or in the name of Bank, for the use and benefit of Bank, with notice to such Creditor, to perform at Bank’s option the following acts in any bankruptcy, insolvency or similar proceeding involving a Credit Party:

(i)            To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of such Creditor if such Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

(ii)           To accept or reject any plan of reorganization or arrangement on behalf of such Creditor and to otherwise vote such Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

7.             Each Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement.  By the execution of this Agreement, each Creditor hereby authorizes Bank to amend any financing statements filed by such Creditor against either of the Credit Parties as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Silicon Valley Bank, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Silicon Valley Bank in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Silicon Valley Bank.”

8.             No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interests or liens that Creditors may have in any property of the Credit Parties.  By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.  Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral except in accordance with the terms of the Senior Debt. Upon written notice from Bank to Creditors of Bank's agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Bank in accordance with the terms of the Loan Documents (or by a Credit Party with consent of Bank), each Creditor shall be deemed to have also, automatically and simultaneously, released its lien on such Collateral, and each Creditor shall upon written request by Bank, immediately take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party.  If any Creditor fails to release its lien as required hereunder, such Creditor hereby appoints Bank as attorney in fact for such Creditor with full power of substitution to release such Creditor's liens as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

9.             All necessary action on the part of each Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Creditor hereunder has been taken.  Additionally, the execution, delivery and performance of and compliance with this Agreement will not result in any material violation or default of any term of any of Creditors’ charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.).

10.           If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of a Credit Party), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.  At any time and from time to time, without notice to any Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against a Credit Party or any other person.  No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Each Creditor waives any benefits of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

11.           This Agreement shall bind any successors or assignees of Creditors and shall benefit any successors or assigns of Bank.  This Agreement shall remain effective until such time as both (i) the Senior Debt is paid in full and (ii) Bank has no commitment or obligation to lend any further funds to Borrower under the Loan Documents. This Agreement is solely for the benefit of Creditors and Bank and not for the benefit of the Credit Parties or any other party.

12.           Each Creditor hereby agrees to execute such documents and/or take such further action as Bank may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Bank.

13.           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14.           This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles.  Creditors and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement.  CREDITORS AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

15.           This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  No Creditor is relying on any representations by Bank or either of the Credit Parties in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of the Credit Parties.  This Agreement may be amended only by written instrument signed by Creditors and Bank.

16.           In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

17.           For so long as this Subordination Agreement is in full force an effect, the Subordinated Debt shall constitute “Permitted Indebtedness” and the liens granted to the Creditors in the property of the Credit Parties shall constitute “Permitted Liens” pursuant to the Loan Documents.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date written below.

“Creditor”

By:

Title

Dated:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.

“Bank”

SILICON VALLEY BANK

By:

Title

Dated:

The undersigned approve of the terms of this Agreement.

“Borrower”

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:

Title:

Dated:

“Guarantor”

XPLORE TECHNOLOGIES CORP.

By:

Title:

Dated: